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                                                                    EXHIBIT 10.6

                             Confidential Agreement
                       By and Between AirNet Systems, Inc.
                             And Joel E. Biggerstaff


      This agreement is entered into by and between AirNet Systems, Inc. ("AirNet"), an Ohio corporation, and Joel E. Biggerstaff ("Biggerstaff").

      WHEREAS, AirNet desires to employ Biggerstaff in the positions of President and Chief Operating Officer of AirNet;

      WHEREAS, Biggerstaff desires to accept the positions of President and Chief Operating Officer of AirNet, effect August 16, 1999 ("Effective Employment Date");

      WHEREAS, AirNet and Biggerstaff desire to enter into an agreement to establish the rights and obligations of Biggerstaff and AirNet in such employment relationship;

      NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration contained herein, the parties agree as follows:

     1. Biggerstaff will satisfactorily discharge such duties as may be reasonably assigned to him in the capacity of President and Chief Operating Officer by AirNet's Chief Executive Officer.

     2. Biggerstaff will be paid a Base Salary of $220,000 per year, payable bi-weekly. Biggerstaff's Base Salary subsequent to the first year following the Effective Employment Date may be adjusted annually by the Compensation Committee of the Board of Directors of AirNet Systems, Inc. ("AirNet Compensation Committee").

     3. Biggerstaff will participate in the management incentive compensation system, which for on-plan performance (defined as 100% of agreed upon goals and objectives achieved) would pay Biggerstaff 70% of his Base Salary in the first year of employment, with a $30,000 guaranteed bonus for 1999 employment.

     4. Incentive compensation targets subsequent to the first year may be adjusted annually by the AirNet Compensation Committee.

     5. In the event of a change in control of AirNet resulting from either a substantial change in ownership or in senior management (as defined in a resolution by the AirNet Board of Directors), which results in Biggerstaff's involuntary termination of employment by AirNet or results in a material reduction in Biggerstaff's responsibilities without cause for a period of up to two years subsequent to Biggerstaff's Effective Employment Date, Biggerstaff will receive payment equal to one year of his then current Base Salary.

     6. If Biggerstaff is involuntarily terminated by AirNet or its successor(s) for any reason other than fraud, bad faith, etc. for the period up to three years subsequent to the Effective Employment Date, AirNet will pay Biggerstaff an amount equal to one year of his then current Base Salary. Thereafter, if Biggerstaff is involuntarily terminated by AirNet or its successor(s) for any reason other than fraud, bad faith, etc., AirNet will pay Biggerstaff an amount equal to eighteen months of his then current Base Salary.

     7. AirNet will award 80,000 AirNet stock options under the 1996 AirNet Incentive Stock Plan (1996 Plan), as amended, to Biggerstaff at the Effective Date of Employment. The options will be priced based on fair market value (as defined in the 1996 Plan) on the Effective Date of Employment and will vest 25% immediately and 25% annually over the following three years. If AirNet experiences a change in control (as defined in a resolution by the AirNet Board of Directors), unvested options will vest at the time of the change of control.

     8. Biggerstaff will receive three weeks of paid vacation and other benefits customarily made available to AirNet officers and team members.

     9. AirNet will pay all reasonable costs associated with relocating Biggerstaff's family to Central Ohio.

     10. Biggerstaff will be entitled to personal use of the AirNet aircraft at cost, when available.

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      IN WITNESS WHEREOF, the undersigned voluntarily and knowingly signed this
Agreement this 16th day of July, 1999.

      WITNESSED:

      /s/ Ann Mancuso                     /s/ Joel E. Biggerstaff
      ------------------------            ----------------------------
      Ann Mancuso                         Joel E. Biggerstaff



      IN WITNESS WHEREOF, the undersigned is a duly authorized officer of AirNet Systems, Inc. and voluntarily and knowingly signed this Agreement this 16th day of July, 1999.

      WITNESSED:                          AIRNET SYSTEMS, INC.

      /s/ Ann Mancuso                     /s/ Gerald G. Mercer
      ------------------------            ----------------------------
      Ann Mancuso                         Gerald G. Mercer
                                          Its CEO